EXHIBIT (8)(i)(1)

AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT

(J.P. MORGAN)

AMENDMENT NO. 1 TO THE

PARTICIPATION AGREEMENT

Between

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

and

J.P. MORGAN SERIES TRUST II

This Amendment No. 1 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of April, 2004, by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, (hereinafter the “Insurance Company”), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule 1 hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”) and J.P. MORGAN SERIES TRUST II, a business trust organized under the laws of Delaware (hereinafter the “Fund”). The Agreement is amended as follows:

1.	Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused their duly authorized officers to execute this Agreement as of May 1, 2004:

Insurance Company:

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ John K. Carter

Name:	John K. Carter

Title:	Vice President

Fund:

J.P. MORGAN SERIES TRUST II
By its authorized officer,

By:	/s/ Wayne Chan

Name:	Wayne Chan

Title:	Vice President and Assistant Secretary

SCHEDULE 1

Separate Accounts, Associated Contracts, and Portfolios

Name of Separate Account and Date Established by the Board of Trustees	Policies Funded by the Separate Account(s)	Portfolio(s) Available Under the Policies
Separate Account VA BNY September 27, 1994	AV806 101 158 102 Transamerica Landmark NY Variable Annuity - B	JP Morgan Bond Portfolio JP Morgan International Equity Portfolio JP Morgan Mid Cap Value Portfolio JP Morgan Small Company Portfolio JP Morgan US Large Cap Core Equity Portfolio

Separate Account VA QNY August 13, 1996	AV1024 101 179 1003 Flexible Premium Variable Annuity – E	JP Morgan Bond Portfolio JP Morgan International Equity Portfolio JP Morgan Mid Cap Value Portfolio JP Morgan Small Company Portfolio JP Morgan US Large Cap Core Equity Portfolio